UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2006

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The board of directors of Magellan GP, LLC, the general partner of Magellan Midstream Partners, L.P. (the "Partnership"), adopted the Magellan Midstream Partners Director Deferred Compensation Plan effective October 1, 2006 (the "Plan"). The Plan allows any independent director of Magellan GP, LLC to elect on an annual basis to defer all earned cash and/or equity compensation until the director retires or resigns from the board of directors. All amounts deferred will be converted to phantom units of the Partnership, which will be entitled to receive quarterly distributions of the Partnership. These quarterly distributions will also be converted to phantom units. At the conclusion of the deferral period, the accrued phantom units will be valued at the fair market value of the Partnership's common units as of such date and paid to the director in cash.

Item 9.01.    Financial Statements and Exhibits

The Partnership wishes to disclose its Magellan Midstream Partners Director Deferred Compensation Plan effective October 1, 2006, filed herewith as Exhibit 10.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: October 04, 2006	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Director Deferred Compensation Plan effective October 1, 2006